Exhibit (e)(4)

MONETTA FUND, INC.

AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of the 5th  day of November, 2009, to the Distribution Agreement dated as of May 1, 2002, as amended, is entered into by and among Monetta Fund, Inc.,  a Maryland corporation (the “Corporation”), Monetta Financial Services, Inc.,  a Delaware corporation, (the “Adviser”) and Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into a Distribution Agreement dated as of May 1, 2002, as amended,  (the “Agreement”); and

WHEREAS, the Corporation, the Adviser and the Distributor desire to amend said Agreement to apply to a change in the fee schedule; and

WHEREAS, Section 9, paragraph B of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MONETTA FUND, INC.

MONETTA FINANCIAL SERVICES, INC.

By:  /S/ Robert S. Bacarella

By:  /S/ Robert S. Bacarella

Printed Name:                                                 Printed Name:  Robert S. Bacarella

Title:  President

Title:  President

QUASAR DISTRIBUTORS, LLC

By:   /S/ James R. Schoenike

Printed Name:  James R. Schoenike

Title:  President

Exhibit B to the Distribution Agreement – Monetta Fund, Inc.

QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE - October 1, 2009

Funds Covered under Fee Schedule

Monetta Fund, Orion/Monetta Intermediate Bond Fund, Monetta Government Money Market Fund, Monetta MidCap Equity Fund and Monetta Young Investor Fund

Regulatory Distribution Annual Services Per Fund*

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Fee at the annual rate of .01 of 1% (one basis point) of the Fund’s (effective for assets over $150 million, cumulative for Monetta Fund and Monetta Trust, all funds) average daily net assets, payable monthly in arrears

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10/01/09 – 12/31/09   Minimum annual fee  - $25,000 for the 5 funds listed above (less 10% discount for period 10/01/09 to 12/31/2009 to reduce minimum annual fee to $22,500)

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Effective   01/01/10     Minimum annual fee - $20,000 for 4 Funds- Monetta Fund, Orion/Monetta Intermediate Bond Fund, MidCap Equity, &Young Investor Fund.   (Government Money Market closed 12/18/09)

Advertising Compliance Review/FINRA Filings

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$175 per job for the first 10 pages (minutes if tape or video); $20 per page (minute if tape or video) thereafter (includes FINRA filing fee)

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Non-FINRA filed materials, e.g. Internal Use Only Materials

$75 per job for the first 10 pages (minutes if tape or video)

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FINRA Expedited Service for 3 Day Turnaround

$1,000 for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter.  (Comments are faxed.  FINRA may not accept expedited request.)

Licensing of Investment Advisor’s Staff (if required)

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$ 2,500 per year per registered representative

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Quasar is limited to these licenses for sponsorship:  Series, 6, 7, 24, 26, 27, 63, 66

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Plus any FINRA and state fees for registered representatives, including license and renewal fees.

Fund Fact Sheets

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Design - $1,000 per fact sheet, includes first production

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Production - $500.00 per fact sheet per production period

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All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee.

Plus Out-Of-Pocket Expenses – Including but not limited to typesetting, printing and distribution of prospectuses and shareholder reports, production, printing, distribution and placement of advertising and sales literature and materials, engagement of designers, free-lance writers and public relations firms, long-distance telephone lines, services and charges, postage, overnight delivery charges, FINRA registration fees, record retention, travel, lodging and meals and all other out-of-pocket expenses.

Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

Exhibit B (continued) to the Distribution Agreement – Monetta Fund, Inc.

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE – October 1, 2009 to December 31, 2010

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:

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Business Line Functions Supported

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Fund Administration and Compliance

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Transfer Agent and Shareholder Services

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Fund Accounting

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Custody Services

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Securities Lending Services

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Distribution Services

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Daily Resource to Fund CCO, Fund Board, Advisor

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Provide USBFS/USB Critical Procedures & Compliance Controls

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Daily and Periodic Reporting

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Periodic CCO Conference Calls

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Dissemination of Industry/Regulatory Information

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Client & Business Line CCO Education & Training

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Due Diligence Review of USBFS Service Facilities

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Quarterly USBFS Certification

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Board Meeting Presentation and Board Support

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Testing, Documentation, Reporting

Annual Fee Schedule*

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$1,200 per service per year

Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

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